UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2021

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2500 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 8, 2021, the Board of Directors (the “Board”) of Marker Therapeutics, Inc. (the “Company”) appointed Katharine Knobil, M.D. as a member of the Board, to serve until the Company’s 2022 annual meeting of stockholders and until her successor is duly elected and qualified, or her earlier resignation or removal.

Pursuant to the Company’s Director Compensation Program, as may be amended from time to time (the “Program”), Dr. Knobil will receive annual cash compensation in the amount of $40,000 for her Board service. Such amounts will be paid quarterly and pro-rated for 2021. The Company will also reimburse Dr. Knobil for travel expenses incurred in connection with her attendance at Board meetings. On December 8, 2021, Dr. Knobil was granted an initial one-time option to purchase 125,000 shares of the Company’s common stock (the “Option”). Subject to Dr. Knobil’s continued service on the Board, the Option will vest in equal monthly amounts over a three-year period. In accordance with the Program, Dr. Knobil will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to Dr. Knobil’s continued service on the Board.

As of the time of the filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which Dr. Knobil will be appointed. If Dr. Knobil is appointed to serve on a committee of the Board, she will be entitled to additional cash compensation under the Program in connection with such service.

There were no arrangements or understandings between Dr. Knobil and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Dr. Knobil and the Company required to be disclosed herein.

Item 7.01	Regulation FD Disclosure.

On December 9, 2021, the Company issued a press release announcing the appointment of Dr. Knobil to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 9, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: December 9, 2021	By:	/s/ Anthony Kim
Anthony Kim
Chief Financial Officer